UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013
______________

MICROVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6222 185th Avenue NE Redmond, Washington 98052
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, MicroVision, Inc. (the “Company”) announced the appointment of Stephen Holt, age 51, as Chief Financial Officer of the Company, beginning on April 22, 2013. Mr. Holt will be designated as the Company’s principal financial officer.  James Johnston, who had been acting as the Company’s interim principal financial officer and principal accounting officer, will continue as the Company’s Controller and principal accounting officer.

Prior to his appointment as CFO, Mr. Holt served from May, 2007 until May, 2012 as Chief Financial Officer of PixelOptics, a company that was formed to develop an electronic focusing eyewear product.  Mr. Holt has financial management and operations experience with public and private companies across multiple industries including consumer electronics, transportation and software.  Mr. Holt holds a Bachelor of Science from California State University, Chico and an M.B.A. from Santa Clara University.

The terms of Mr. Holt’s offer include the following:

Base Salary:	$205,000
Reimbursement of Relocation Expenses
Stock Option Award:	Option to purchase 40,000 shares of common stock under the MicroVision, Inc. 2006 Incentive Plan, as amended, vesting in 25% increments on each anniversary of the grant date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

		By:	/s/ Thomas M. Walker

Thomas M. Walker
Executive Vice President

Date:	April 23, 2013